March 23, 1995




Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549


Re:     Carlyle Real Estate Limited Partnership - X
        Commission File No. 0-9726
        Form 8K



Gentlemen:

Transmitted, for the above-captioned registrant, is the electronically filed executed copy of registrant's current report on Form 8K dated March 23, 1995.

Thank you.



Very truly yours,

CARLYLE REAL ESTATE LIMITED PARTNERSHIP - X

By:     JMB Realty Corporation
        Corporate General Partner



        By: C. SCOTT NELSON
            ________________________________
            C. Scott Nelson, Vice President
            Accounting Officer


CSN:jo

Enclosures


                  SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549




                               FORM 8-K



                            CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934



  Date of Report (Date of earliest event reported):  December 1, 1994




              CARLYLE REAL ESTATE LIMITED PARTNERSHIP - X
        ------------------------------------------------------
        (Exact name of registrant as specified in its charter)




     Illinois                    0-9726                 36-3057941
-------------------         --------------         --------------------
(State or other               (Commission          (I.R.S. Employer
 jurisdiction of             File Number)           Identification No.)
 organization)



         900 N. Michigan Avenue, Chicago, Illinois  60611-1575
         -----------------------------------------------------
                (Address of principal executive office)




  Registrant's telephone number, including area code:  (312) 915-1987
  -------------------------------------------------------------------
                        FIRST INTERSTATE CENTER

                          SEATTLE, WASHINGTON
                       -------------------------



ITEM 5. OTHER EVENTS. On December 1, 1994, Carlyle Seattle, a joint venture between Carlyle Real Estate Limited Partnership-X (the "Partnership") and an affiliated partnership (Carlyle Real Estate Limited Partnership-XII ("Carlyle-XII")) sponsored by the Corporate General Partner of the Partnership, sold 49.95% of its interest and entered into an option agreement concerning the remaining 50.05% interest in the First Interstate joint venture to its unaffiliated venture partner, 999 Third Avenue, Ltd., (the "Buyer").
Occupancy at the First Interstate Center was approximately 97% at the date of sale.

     In May 1994, Carlyle Seattle executed an agreement with the Buyer to sell 49.95% of its interest in First Interstate by December 1994, with an option for the unaffiliated venture partner to purchase the remaining 50.05% interest between one and two years after the initial sale closing subject to certain conditions. Carlyle Seattle received at closing in December 1994 $20,000,000 cash (less non-refundable deposits received prior to the closing of $1,000,000) for 49.95% of its interest in First Interstate, $5,000,000 cash for the option of the Buyer to purchase the remaining 50.05% of Carlyle Seattle's interest in the First Interstate joint venture and an additional $15,000,000 cash in the form of a loan to Carlyle Seattle. The $15,000,000 loan to Carlyle Seattle (bearing interest at a rate of 9% per annum with accrued interest and unpaid principal due on January 1, 1997) is secured by Carlyle Seattle's remaining 50.05% interest. The exercise price for the remaining 50.05% interest is $21,350,000 if the purchase option is exercised one year from the initial closing, increasing up to $22,850,000 at the termination of the option period. The exercise price would be satisfied by applying the $5,000,000 option purchase price paid at the initial closing and applying the balance of unpaid principal and accrued interest on the $15,000,000 Carlyle Seattle loan. In connection with the sale, the First Interstate Venture Agreement has been amended to state that no profits, income or gain shall be allocable to Carlyle Seattle except to the extent that Carlyle Seattle receives any distributions from First Interstate and operating losses shall be allocated to the extent of Carlyle Seattle's positive capital
account balance and thereafter at 25.025%.   In addition, the Venture
Agreement provides that any distributions to Carlyle Seattle are subordinate to the Buyer's preferred return (as defined). The Partnership estimates that it will recognize a gain on the sale of its share of the 49.95% interest in the First Interstate joint venture of approximately $9,400,000 for financial reporting purposes. Due to the structure of the transaction, the Partnership recognized a gain on sale of its share of Carlyle Seattle's entire interest in the First Interstate joint venture of approximately $22,300,000 for Federal income tax purposes.

     The terms of the Carlyle Seattle venture agreement generally provide that annual cash flow, sale or refinancing proceeds, operating profits and losses and tax items will be allocated 26.7% to the Partnership and 73.3% to Carlyle-XII.

     The Partnership Agreement provides that the General Partners shall receive 15% of sale or refinancing proceeds (net after expenses and related working capital) and the Limited Partners shall receive 85%. However, the distributions to the General Partners are subject to the Limited Partners' receipt of (i) an amount from sale or refinancing proceeds equal to the Limited Partners' capital investment in the Partnership, and (ii) cumulative cash distributions from net cash receipts (plus any cumulative distributions of sale or refinancing proceeds in excess of the Limited Partners' capital investment) equal to a 6% annual return on their average capital investment (capital investment reduced by sale or refinancing proceeds previously distributed) for each year beginning with the third fiscal quarter of 1981. The Limited Partners have not yet received cash distributions equal to their investment plus a 6% annual return on such investment. Therefore, no portion of the proceeds of this sale will be distributed to the General Partners at this time.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
        (a) Financial Statements.  Not applicable.
        (b) Pro Forma Financial Information.  Not applicable.
        (c) Exhibits.
            10.1. Letter Regarding Sale/Option and Partnership Amendment,
                  dated May 15, 1994, between Carlyle Seattle Associates and 999 Third Avenue, Ltd. relating to the First Interstate Center in Seattle, Washington is hereby incorporated herein by reference to the Partnership's report for June 30, 1994 on Form 10-Q (File No. 0-9726) dated August 12, 1994.

            10.2. Agreement of Limited Partnership of Wright-Carlyle
                  Seattle Limited Partnership, dated November 30, 1994, between Wright Runstad Properties L.P., and Carlyle Seattle Associates is filed herewith.

                              SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                           CARLYLE REAL ESTATE LIMITED PARTNERSHIP - X

                           By:  JMB Realty Corporation
                                Corporate General Partner




                                By:   C. SCOTT NELSON
                                      -----------------------------------
                                      C. Scott Nelson, Vice President
                                      Accounting Officer






Dated:  March 23, 1995